Exhibit 99.6
Last Updated
2/20/09
Pinnacle West Capital Corporation
Earnings Variance Explanations
For Three-Month and Twelve-Month Periods Ended December 31, 2008 and 2007
     The following discussion includes earnings variance explanations for Pinnacle West Capital Corporation (“Pinnacle West”) for the three months and twelve months ended December 31, 2008 and 2007. We suggest that this discussion be read in connection with the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Additional operating and financial statistics and a glossary of terms are available on our website (www.pinnaclewest.com).
EARNINGS CONTRIBUTION BY BUSINESS SEGMENT
     Pinnacle West’s two reportable business segments are:
•	our regulated electricity segment, which consists of traditional regulated retail and wholesale electricity businesses (primarily electric service to Native Load customers) and related activities and includes electricity generation, transmission and distribution; and

•	our real estate segment, which consists of SunCor’s real estate development and investment activities.
     The following table presents income (loss) from continuing operations for our regulated electricity and real estate segments and reconciles those amounts to our consolidated net income (loss) (dollars in millions):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Regulated electricity segment	$(17)	$(3)	$256	$274
Real estate segment (a)	(36)	6	(49)	14
All other (b)	4	1	7	11

Income (loss) from continuing operations	(49)	4	214	299
Income (loss) from discontinued operations — net of tax:
Real estate segment (c)	2	2	23	9
All other (b)	8	(3)	5	(1)

Net income (loss)	$(39)	$3	$242	$307

(a)	SunCor’s net loss in 2008 included a $32 million after-tax real estate impairment charge.

(b)	Includes activities related to marketing and trading, APSES, Silverhawk and El Dorado. Income from discontinued operations for 2008 is primarily related to the resolution of certain tax issues associated with the sale of Silverhawk in 2005. The 2007 loss is primarily related to an APSES project. None of these segments is a reportable segment.

(c)	Primarily relates to sales of commercial properties.

Last Updated
2/20/09
PINNACLE WEST CONSOLIDATED — RESULTS OF OPERATIONS
Operating Results — Three-month period ended December 31, 2008 compared with three-month period ended December 31, 2007
     Our consolidated net loss for the three months ended December 31, 2008 was $39 million, compared with net income of $3 million for the comparable prior-year period. The major factors that increased (decreased) our net income for the three-month comparison are summarized in the following table (dollars in millions):

	Increase (Decrease)
	Pretax	After Tax
Regulated electricity segment:
Transmission rate increases (including related retail rates)	$9	$5
Lower mark-to-market valuations of fuel and purchased power contracts related to changes in market prices, net of related PSA deferrals	(12)	(7)
Higher interest expense, net of capitalized financing costs, primarily due to higher rates on certain APS pollution control bonds and higher short-term debt balances	(12)	(7)
Higher taxes other than income taxes primarily due to changes in property tax valuation assessments	(7)	(4)
Miscellaneous items, net	(6)	(1)

Decrease in regulated electricity segment net income	(28)	(14)
Real estate impairment charge	(53)	(32)
Lower real estate contribution primarily due to lower land parcel and home sales resulting from the weak real estate market	(16)	(10)
Other miscellaneous items, net	4	3

Decrease in income from continuing operations	$(93)	(53)

Increase in other income from discontinued operations primarily related to the resolution in 2008 of certain tax issues associated with the sale of Silverhawk in 2005		11

Decrease in net income		$(42)

Operating Results — Twelve-month period ended December 31, 2008 compared with twelve-month period ended December 31, 2007
     Our consolidated net income decreased approximately $65 million, to $242 million in 2008 from $307 million in 2007. The major factors that increased (decreased) our net income for the year-to-year comparison are summarized in the following table (dollars in millions):

Last Updated
2/20/09

	Increase (Decrease)
	Pretax	After Tax
Regulated electricity segment:
Impacts of retail rate increase effective July 1, 2007 and transmission rate increases:
Retail revenue increase primarily related to higher Base Fuel Rate	$156	$95
Decreased deferred fuel and purchased power costs related to higher Base Fuel Rate	(141)	(86)
Transmission rate increases (including related retail rates)	31	19
Lower mark-to-market valuations of fuel and purchased power contracts related to changes in market prices, net of related PSA deferrals	(14)	(9)
Regulatory disallowance in 2007	14	8
Higher retail sales primarily due to customer growth, excluding weather effects, partially offset by lower average usage	21	13
Effects of weather on retail sales	(43)	(26)
Operations and maintenance expense increases primarily due to:
Customer service and other costs, including distribution system reliability	(30)	(18)
Generation costs, including more planned maintenance	(18)	(11)
Employee severance costs	(9)	(5)
Higher depreciation and amortization primarily due to increased utility plant in service	(18)	(11)
Income tax benefits related to prior years resolved in 2008	—	30
Income tax benefits related to prior years resolved in 2007	—	(13)
Higher interest expense, net of capitalized financing costs, primarily due to higher rates on certain APS pollution control bonds and higher short-term debt balances	(15)	(9)
Miscellaneous items, net	1	5

Decrease in regulated electricity segment net income	(65)	(18)
Lower real estate segment income from continuing operations primarily due to:
Real estate impairment charge	(53)	(32)
Lower land parcel sales resulting from the weak real estate market	(40)	(24)
Lower sales of residential property resulting from the weak real estate market	(4)	(2)
Higher other costs	(7)	(5)
Lower marketing and trading contribution primarily due to lower sales volumes	(16)	(10)
Other miscellaneous items, net	14	6

Decrease in income from continuing operations	$(171)	(85)

Increase in real estate segment income from discontinued operations primarily related to a 2008 commercial property sale		14
Increase in other income from discontinued operations primarily related to the resolution in 2008 of certain tax issues associated with the sale of Silverhawk in 2005		6

Decrease in net income		$(65)

PINNACLE WEST CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	THREE MONTHS ENDED
	DECEMBER 31,		Increase (Decrease)
	2008	2007	Amount	Percent
Operating Revenues
Regulated electricity segment	$634,756	$627,096	$7,660	1.2%	B
Real estate segment	27,480	40,924	(13,444)	32.9%	W
Marketing and trading	9,274	29,149	(19,875)	68.2%	W
Other revenues	14,905	11,905	3,000	25.2%	B

Total	686,415	709,074	(22,659)	3.2%	W

Operating Expenses
Regulated electricity segment fuel and purchased power	267,198	259,991	7,207	2.8%	W
Real estate segment operations	30,219	39,644	(9,425)	23.8%	B
Real estate impairment charge	53,250	—	53,250	100.0%	W
Marketing and trading fuel and purchased power	1,443	19,589	(18,146)	92.6%	B
Operations and maintenance	209,797	205,579	4,218	2.1%	W
Depreciation and amortization	98,434	95,536	2,898	3.0%	W
Taxes other than income taxes	30,510	23,802	6,708	28.2%	W
Other expenses	13,090	10,388	2,702	26.0%	W

Total	703,941	654,529	49,412	7.5%	W

Operating Income	(17,526)	54,545	(72,071)	132.1%	W

Other
Allowance for equity funds used during construction	2,425	6,321	(3,896)	61.6%	W
Other income	2,028	12,718	(10,690)	84.1%	W
Other expense	(9,523)	(12,183)	2,660	21.8%	B

Total	(5,070)	6,856	(11,926)	173.9%	W

Interest Expense
Interest charges	58,710	53,417	5,293	9.9%	W
Capitalized interest	(4,227)	(7,608)	3,381	44.4%	W

Total	54,483	45,809	8,674	18.9%	W

Income (Loss) From Continuing Operations Before Income Taxes	(77,079)	15,592	(92,671)	594.3%	W

Income Taxes	(28,373)	11,124	(39,497)	355.1%	B

Income (Loss) From Continuing Operations	(48,706)	4,468	(53,174)	1190.1%	W

Income (Loss) From Discontinued Operations
Net of Income Taxes	9,856	(1,557)	11,413	733.0%	B

Net Income (Loss)	$(38,850)	$2,911	$(41,761)	1434.6%	W

Weighted-Average Common Shares Outstanding — Basic	100,836	100,420	416	0.4%

Weighted-Average Common Shares Outstanding — Diluted	100,836	100,963	(127)	0.1%

Earnings Per Weighted-Average Common Share Outstanding
Income (loss) from continuing operations — basic	$(0.48)	$0.04	$(0.52)	1300.0%	W
Net income (loss) — basic	$(0.39)	$0.03	$(0.42)	1400.0%	W
Income (loss) from continuing operations — diluted	$(0.48)	$0.04	$(0.52)	1300.0%	W
Net income (loss) — diluted	$(0.39)	$0.03	$(0.42)	1400.0%	W

B — Better

W — Worse

PINNACLE WEST CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	TWELVE MONTHS ENDED
	DECEMBER 31,		Increase (Decrease)
	2008	2007	Amount	Percent
Operating Revenues
Regulated electricity segment	$3,127,383	$2,918,163	$209,220	7.2%	B
Real estate segment	131,067	212,586	(81,519)	38.3%	W
Marketing and trading	66,897	138,247	(71,350)	51.6%	W
Other revenues	41,729	48,018	(6,289)	13.1%	W

Total	3,367,076	3,317,014	50,062	1.5%	B

Operating Expenses
Regulated electricity segment fuel and purchased power	1,284,116	1,140,923	143,193	12.6%	W
Real estate segment operations	149,125	192,972	(43,847)	22.7%	B
Real estate impairment charge	53,250	—	53,250	100.0%	W
Marketing and trading fuel and purchased power	45,572	100,462	(54,890)	54.6%	B
Operations and maintenance	807,852	728,340	79,512	10.9%	W
Depreciation and amortization	390,358	372,102	18,256	4.9%	W
Taxes other than income taxes	125,336	128,210	(2,874)	2.2%	B
Other expenses	34,171	38,925	(4,754)	12.2%	B

Total	2,889,780	2,701,934	187,846	7.0%	W

Operating Income	477,296	615,080	(137,784)	22.4%	W

Other
Allowance for equity funds used during construction	18,636	21,195	(2,559)	12.1%	W
Other income	12,078	24,694	(12,616)	51.1%	W
Other expense	(31,576)	(25,857)	(5,719)	22.1%	W

Total	(862)	20,032	(20,894)	104.3%	W

Interest Expense
Interest charges	216,290	208,521	7,769	3.7%	W
Capitalized interest	(18,820)	(23,063)	4,243	18.4%	W

Total	197,470	185,458	12,012	6.5%	W

Income From Continuing Operations Before Income Taxes	278,964	449,654	(170,690)	38.0%	W

Income Taxes	65,407	150,910	(85,503)	56.7%	B

Income From Continuing Operations	213,557	298,744	(85,187)	28.5%	W

Income From Discontinued Operations
Net of Income Taxes	28,568	8,399	20,169	240.1%	B

Net Income	$242,125	$307,143	$(65,018)	21.2%	W

Weighted-Average Common Shares Outstanding — Basic	100,691	100,256	435	0.4%

Weighted-Average Common Shares Outstanding — Diluted	100,965	100,835	130	0.1%

Earnings Per Weighted-Average Common Share Outstanding
Income from continuing operations — basic	$2.12	$2.98	$(0.86)	28.9%	W
Net income — basic	$2.40	$3.06	$(0.66)	21.6%	W
Income from continuing operations — diluted	$2.12	$2.96	$(0.84)	28.4%	W
Net income — diluted	$2.40	$3.05	$(0.65)	21.3%	W

B — Better

W — Worse